Exhibit 5.1

Hamilton Beach Brands Holding Company

Dana B. Sykes, Esq.

Vice President, General Counsel

and Secretary

March 6, 2019

Hamilton Beach Brands Holding Company

4421 Waterfront Drive

Glen Allen, Virginia 23060

Ladies and Gentlemen:

I am the Vice President, General Counsel and Secretary of Hamilton Beach Brands Holding Company, a Delaware corporation (the “Company”), and have acted as counsel to the Company in connection with the proposed transfer by a certain existing stockholder of up to 947,371 shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Shares”), on a share for share basis, upon receipt, from time to time, of shares of Class B Common Stock, par value $0.01 per share, of the Company.

In rendering this opinion, I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion. I have assumed, without independent investigation or inquiry: (1) that the signatures on all documents examined by me are genuine; (2) that if a signature purports to have been made in a corporate, fiduciary or other capacity, the person signing the document had authority to do so; and (3) the authenticity of all documents submitted to me as originals, and the conformity to the original documents of all copies submitted to me.

Based upon and subject to the foregoing, I am of the opinion that the Shares are duly authorized, validly issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-4, including any amendments thereto (the “Registration Statement”), filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the “Act”) and to the reference to me under the caption “Legal Matters” in the Prospectus constituting a part of such Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Dana B. Sykes
Dana B. Sykes

Hamilton Beach Brands Holding Company, 4421 Waterfront Drive Glen Allen, Virginia 23060 Telephone (804) 273-9777